CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-3 (No. 333-142453) (the “Registration Statement”) of our report dated March 1, 2021 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 19, 2021 relating to the financial statements of Separate Account No. 10 (Pooled), Separate Account No. 4 (Pooled), and Separate Account No. 3 (Pooled) and the financial statements of each of the variable investment options of Separate Account No. 66 indicated in our report. We also consent to the references to us under the headings “Condensed Financial Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 23, 2021